Exhibit 10.3

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

AMENDMENT TO ROYALTY INTEREST ACQUISITION AGREEMENT

AMENDMENT, dated as of June 8, 2020 (this “Amendment”), to the Royalty Interest Acquisition Agreement, dated as of December 28, 2017 (the “Acquisition Agreement”), by and among Elobix AB, a limited liability company organized under the laws of Sweden, (“Seller”), HealthCare Royalty Partners III, L.P., a limited partnership organized under the laws of the State of Delaware (“Buyer”) and, solely for the purposes of Section 5.08, Section 5.09 and Article VIII, Albireo Pharma, Inc. a Delaware corporation (“Seller Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Acquisition Agreement.

WHEREAS, Buyer, Seller and Seller Parent desire to amend certain of the provisions of the Acquisition Agreement in accordance with Section 8.07(a) of the Acquisition Agreement to address certain revisions and additional agreements among the Parties and an additional investment by Buyer;

NOW THEREFORE, in consideration of the mutual covenants, agreements representations and warranties set forth herein, the Parties agree as follows:

1.	Amendments. Effective upon the Additional Investment Closing,

(a)	the Acquisition Agreement shall be amended as follows:

(i)	Section 1.01 of the Acquisition Agreement shall be amended by removing and deleting in their entirety the following terms: “Cap Amount”, “Cap Date”, “Cap Payment”, “Sales Milestone Event”, “Sales Milestone” and “Sales Milestone Payment”.

(ii)	The following definitions in Section 1.01 of the Acquisition Agreement shall be amended and restated in their entirety as set forth below:

“Amendment Payment” shall mean $15,000,000.

“Applicable Percentage” shall mean 100%.

“Investment Amount” shall mean the sum of the Approval Payment and the Amendment Payment paid by Buyer to Seller under this Agreement.

“Knowledge of the Seller” shall mean the actual knowledge of Ron Cooper, Jan Mattsson, Simon Harford and Jason Duncan.

“Material Territory Patent Rights” means any issued Territory Patent Right that claims the composition of matter of Elobixibat or a method using Elobixibat for an indication (a) that is approved for marketing by a Regulatory Authority in Japan or (b) for which a marketing approval application for Elobixibat has been filed by Licensee in Japan.

“Royalty Interest” shall mean an undivided interest in respect of all present and future rights of Seller to receive the Applicable Percentage of the Included Product Payments.

(iii)	Section 2.01(c)(ii) of the Acquisition Agreement shall be deleted in it is entirety.

(iv)	Section 2.02(d) of the Acquisition Agreement shall be amended and restated in its entirety as follows:

“(d) In the event Buyer receives any payment pursuant to the License Agreement or this Agreement (directly, via sweep of funds from the Deposit Account or otherwise) that is not part of the Royalty Interest (“Excess Payments”), Buyer shall remit to Seller each such Excess Payment within 10 Business Days after receipt thereof by wire transfer of immediately available funds as directed by Seller.”

(v)	Section 2.02(e) of the Acquisition Agreement shall be amended and restated in its entirety as follows:

“(e) For clarity, any Withholding Tax (excluding the excess of (a) any Subsequent Withholding Tax in respect of the applicable payments, subject to Section 5.13, over (b) the amount of any tax benefit, offset or credit to Buyer as a result of such Subsequent Withholding Tax) deducted or withheld from any payment due to Buyer pursuant to the License Agreement or this Agreement shall, for purposes of this Agreement, be considered a Royalty Interest Payment received by Buyer. For clarity and with the intent of avoiding “double counting,” any payments made by Seller or any of its Affiliates to Buyer in respect of any Indemnified Withholding Tax pursuant to Section 8.05(d) shall, for purposes of this Agreement, not be considered “Royalty Interest Payments.” As an illustration of the foregoing, if a Royalty Interest Payment equal to $100 is payable to Buyer and there is an Indemnified Withholding Tax in an amount equal to $20, Buyer shall be deemed to have received a Royalty Interest Payment in an amount equal to $100, and the $20 payment by Seller or any of its Affiliates to Buyer in respect of such Indemnified Withholding Tax shall not be deemed a Royalty Interest Payment.”

(vi)	Section 2.04(a) of the Acquisition Agreement shall be amended by deleting “whether the Sales Milestone Event has occurred,” as the beginning of such section.

(vii)	Section 2.04(b) of the Acquisition Agreement shall be amended by deleting “the Cap Amount,” at the beginning of such section.

(viii)	Section 2.05 of the Acquisition Agreement shall be deleted in its entirety.

(ix)	Section 6.01(c) of the Acquisition Agreement shall be deleted in its entirety.

(x)	Section 7.01(c) of the Acquisition Agreement shall be amended and restated in its entirety as follows:

“(c) This Agreement shall terminate on the earlier to occur of (x) the date on which this Agreement is terminated by either Party pursuant to and in accordance with Sections 7.01(a) and, in the case of termination by Buyer, Section 7.01(b) and (y) the License Expiration.”

(b)	The following definition in the Protective Rights Agreement shall be amended and restated in its entirety as follows:

(i)	“Collateral Patent Rights” means the following Japanese patents: No. 3665055, No. 4870552, No. 5421326, No. 5889321, No. 6097695, No. 6456921 and No. 2017-519487.

2.	Representations and Warranties.

(a)	Each of Seller and Seller Parent represents and warrants to Buyer that:

(i)	Each of Seller and Seller Parent has all necessary legal power and authority to enter into, execute and deliver this Amendment and to perform all of the obligations to be performed by it hereunder and to consummate the transactions contemplated hereunder. None of the execution and delivery by each of Seller and Seller Parent of this Amendment, the performance by each of Seller and Seller Parent of any of the obligations to be performed by it hereunder, or the consummation by each of Seller and Seller Parent of any of the transactions contemplated hereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person.

(ii)	Once signed by each of Seller and Seller Parent, this Amendment will have been duly authorized, executed and delivered by each of Seller and Seller Parent and, assuming it is duly executed by Buyer, this Amendment will then constitute the valid and binding obligation of Seller and Seller Parent, enforceable against Seller and Seller Parent in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(iii)	As of the date of this Amenement, to the Knowledge of Seller, no event has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect on the Royalty Interest.

(b)	Buyer represents and warrants to Seller and Seller Parent that

(i)	Buyer has all necessary legal power and authority to enter into, execute and deliver this Amendment and to perform all of the obligations to be performed by it hereunder and to consummate the transactions contemplated hereunder. None of the execution and delivery by Buyer of this Amendment, the performance by Buyer of any of the obligations to be performed by it hereunder, or the consummation by Buyer of any of the transactions contemplated hereby, will require any notice to, action, approval or consent by, or in respect of, or filing or registration with, any Governmental Authority or other Person.

(ii)	Once signed by Buyer, this Amendment will have been duly authorized, executed and delivered by Buyer and, assuming it is duly executed by Seller and Seller Parent, this Amendment will then constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

3.	Additional Agreements and Investment.

(a)	Additional Investment. Within 15 Business Days of the date of this Amendment, subject to satisfaction of the conditions set forth in Section 3(b) of this Amendment, Buyer shall pay to Seller or its designee an amount equal to the Amendment Payment less the amount of Buyer Amendment Expenses, by wire transfer of immediately available funds as directed by Seller (the “Additional Investment”). The date of the closing of the Additional Investment (the “Additional Investment Closing”) shall be referred to herein as the “Additional Investment Closing Date”.

For purposes hereof, the term “Buyer Amendment Expenses” shall mean the amount of Buyer’s actual, documented, out-of-pocket fees and expenses incurred in connection with Buyer’s confirmatory due diligence and legal documentation associated with the negotiation and execution of this Amendment, provided that in no event shall Buyer Amendment Expenses exceed [***]. Buyer acknowledges that [***] of the Buyer Amendment Expenses has been paid by Seller prior to the date hereof, which amount shall be credited toward the total amount of Buyer Amendment Expenses to be deducted from the Amendment Payment pursuant to this Section 3(a).

(b)	Additional Investment Conditions. The obligations of Buyer to effect the Additional Investment Closing and to make the Amendment Payment in accordance with Section 3(a) of this Amendment shall be subject to the following conditions, as of the date of the Additional Investment Closing, any of which may be waived by Buyer in its sole discretion:

(i)	Each of Seller and Seller Parent shall have performed and complied in all material respects with all covenants required by the Transaction Documents to be performed or complied with by it on or prior to the Additional Investment Closing Date.

(ii)	At the Additional Investment Closing, (A) the Subsequent Closing Representations (other than Section 3.08(b)) and the representations and warranties of the Seller and Seller Parent in Section 2 of this Amendment shall be true, correct and complete in all respects on and as of the Additional Investment Closing Date as though made on and as of the Additional Investment Closing Date, and (B) the Subsequent Closing Representations in Section 3.08(b), shall be true, correct and complete on and as of the Additional Investment Closing Date as though made on and as of the Additional Investment Closing Date except where the failure to be true, correct or complete would not reasonably be expected to have a Material Adverse Effect; and

(iii)	Seller shall have delivered to Buyer a certificate dated as of the date of the Additional Investment Closing executed by an officer of Seller expressly confirming and certifying that the conditions set forth in Section 3(b)(i) and 3(b)(ii) of this Amendment have been met.

(c)	The Parties acknowledge that the provisions of this Section 3 of this Amendment shall be deemed to be incorporated into and part of the terms of the Acquisition Agreement.

(d)	Each of the Parties shall use their commercially reasonable efforts as promptly as practicable following the Additional Investment Closing to seek an additional consent from Licensee that would, among other things, allow Buyer the right to directly enforce the obligations of Licensee and the rights of Seller, in each case, with respect to the Royalty Interest and the Collateral Patent Rights under the License Agreement and to assign such Seller rights to Buyer. In the event that such consent of the Licensee is granted, Seller and Buyer shall use their commercially reasonable efforts to negotiate in good faith amendments to the Purchase Agreement to reflect the assignment of such rights to Buyer and related changes, including to the covenants in Article V, to reflect such assignment. Notwithstanding the foregoing, Seller shall not, in the exercise of commercially reasonable efforts, be required to pay any amount to Licensee to obtain the consent or amendment referred to in this Section 3(d) unless Buyer agrees to reimburse Seller for any such amounts.

(e)	In furtherance of its obligations under Sections 6 and 8 of the Protective Rights Agreement, within thirty (30) days of the Additional Investment Closing, Seller Parent shall execute and deliver to Buyer (i) one original of a Pledge Agreement and Power of Attorney in the form of Exhibit A to the Protective Rights Agreement and (ii) one original of a Special Power of Attorney in the form of Exhibit B to the Protective Rights Agreement, in each case, for execution of a collateral assignment of the Collateral Patent Rights to Buyer, or the implementation of the sale or other disposition of the Collateral Patent Rights pursuant to Buyer’s good faith exercise of the rights and remedies granted pursuant to the Protective Rights Agreement.

4.	No Other Changes. Except as expressly provided herein, the Acquisition Agreement is not amended, modified or otherwise affected by this Amendment, and the Acquisition Agreement and the rights and obligations of the parties thereunder are hereby ratified and confirmed in all respects. From and after the date hereof, all references to the Acquisition Agreement shall refer to the Acquisition Agreement as amended by this Amendment (including for the avoidance of doubt, references to the Acquisition Agreement in that certain Assignment Agreement, dated as of December 28, 2017 by and between Seller and Buyer).

5.	Miscellaneous Provisions.

(a)	Headings and Captions. The headings and captions in this Amendment are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(b)	Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or .pdf signature and such facsimile or .pdf signature shall be deemed an original.

(c)	Severability. If any provision of this Amendment is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

(d)	Expenses. Except to the extent reflected in payments made pursuant to Section 3(a) of this Amendment, each of Buyer, Seller and Seller Parent will pay its own fees and expenses in connection with entering into and consummating the transactions contemplated by this Amendment.

(e)	Governing Law; Jurisdiction. This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of law thereof that would apply any other law. Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York located in New York City (Borough of Manhattan) and the federal district court for the Southern District of New York located in New York City (Borough of Manhattan) with respect to any suit, action or proceeding arising out of or relating to this Amendment or the transactions contemplated hereby. Each Party hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document. Each Party hereby irrevocably consents to the service of process out of any of the courts referred to in this Section (5(e) in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in the Acquisition Agreement. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law.

(f)	Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT OR THIS AMENDMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(F).

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.

SELLER:	ELOBIX AB

	By:	/s/ Ronald Cooper
	Name:	Ronald Cooper
	Title:	Director

SELLER PARENT:	ALBIREO PHARMA, INC.

	By:	/s/ Ronald Cooper
	Name:	Ronald Cooper
	Title:	Chief Executive Officer

BUYER:	HealthCare Royalty Partners III, L.P.

By:HealthCare Royalty GP III, LLC, its general partner

	By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

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